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PHOTOMEDEX, INC.
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Below is a press release issued by Photo Therapeutics on September 26, 2008:

TEXT OF THE RELEASE IS AS FOLLOWS:

Contacts:
Lippert/Heilshorn & Associates, Inc.
Kim Sutton Golodetz (investors)	Sue D’Arcy, CEO
212-838-3777	Photo Therapeutics, Inc.
Kgolodetz@lhai.com	760-607-0488
Bruce Voss	Photo Therapeutics Ltd.
310-691-7100	+44-161-925-5600
Bvoss@lhai.com	info@phototherapeutics.com

PHOTO THERAPEUTICS EXPANDS ITS PRESENCE IN THE CONSUMER MARKET WITH LAUNCH OF OMNILUX NEW-U
IN CVS/pharmacy THIS FALL

CARLSBAD, Calif. (September 26, 2008) – Photo Therapeutics (PTL), a leader in the development of proprietary therapeutic LED technology for the physician dermatology market, announced today with PhotoMedex that CVS/pharmacy is launching  PTL’s proprietary Omnilux™ LED-based technology at nearly 600 Healthy Skincare locations this fall and cvs.com.

CVS/pharmacy to carry the Omnilux New-U™

CVS/pharmacy will distribute Photo Therapeutics’ clinically-proven hand-held LED device for skin rejuvenation and the reduction of fine lines and peri-orbital wrinkles beginning October 2008 in their Healthy Skincare Center locations.  The Omnilux New-U™ is the first and only hand-held device to receive clearance from the U.S. Food and Drug Administration for over-the-counter sales to consumers for use at home.

Ms. D’Arcy, the chief executive officer of Photo Therapeutics, stated, “We are excited to be working with a respected retailer like CVS/pharmacy to bring our LED light therapy technology to consumers across the country. The New-U is effective, affordable and simple to use. It is a product whose time has come.”

CVS/pharmacy will market the New-U through its Healthy Skincare Centers, found in nearly 600 stores throughout the United States. The New-U can be used in combination with a skincare regime or as a stand-alone treatment. The home device light technology market is viewed as an important emerging market.

Photo Therapeutics has announced its intent to be acquired by PhotoMedex, Inc. (NASDAQ: PHMD), leaders in medical laser treatments for psoriasis and other skin diseases and marketers of skincare products to dermatologists.  This union is expected to spur further investment in the research, development and marketing of Photo Therapeutics’ LED and light-based therapies under PhotoMedex to complement therapies in the medical, beauty and cosmetic fields. Ms. D’Arcy stated: “It makes perfect sense to team up with PhotoMedex. Working together, we can answer the demand in this emerging market.”

About the Proposed Photo Therapeutics Acquisition
On August 4, 2008 Photo Therapeutics and PhotoMedex signed a definitive agreement for PhotoMedex to acquire Photo Therapeutics.  The proposed acquisition is expected to close in the fourth quarter of 2008 and is expected to be funded through an investment of convertible debt provided by a third-party investment fund. PhotoMedex will seek approval from its stockholders for the investment; the shareholders of Photo Therapeutics have already ratified the definitive agreement and the terms proposed for financing the acquisition.

About Photo Therapeutics
Photo Therapeutics is a developer and provider of non-laser light devices and associated skin care products for the treatment of a range of clinical and aesthetic dermatological conditions. The company operates out of three primary business segments: Professional Devices, Home Use Devices and Skin Care Consumables.  The company has a large professional installed base in physician offices, spas and salons. Photo Therapeutics’ Omnilux and Lumiere product platforms have generated significant brand equity among professionals and end users given their proven efficacy, ease of use and noninvasive, pain-free regimes.  The company’s systems treat a wide range of dermatological conditions including acne, photodamage, skin rejuvenation, psoriasis, post-surgery wound healing and non-melanoma skin cancer.

LED technology is based on photo biomodulation and dynamics rather than photo-thermolysis.  Photo Therapeutics has recently developed the Omnilux Clear-U and Omnilux New-U, two OTC consumer products addressing the acne and skin rejuvenation markets.  The company’s home-use products are designed to deliver the same clinical results as their well established professional products.  To augment the effects of the Omnilux OTC product line, Photo Therapeutics provides a diverse line of photoceuticals, which generate incremental recurring revenue per end user. Photo Therapeutics’ LED technology is protected by 18 patents and 20 applications, which the company believes will restrict other parties from developing similar products.

About PhotoMedex
PhotoMedex offers a wide range of products and services across multiple specialty areas, including dermatology, urology, gynecology, orthopedics and other surgical specialties. PhotoMedex is a leader in the development, manufacturing and marketing of medical laser products and services. PhotoMedex also develops and markets products based on its patented, clinically proven Copper Peptide technology for skin health, hair care and wound care. PhotoMedex sells directly to dermatologists, plastic and cosmetic surgeons, spas and salons and through licenses with strategic partners into the consumer market, including a long-term worldwide license agreement with Neutrogena(R), a Johnson & Johnson company. ProCyte brands include Neova(R), Ti-Silc(R), VitalCopper(R), Simple Solutions(R) and AquaSante(R).

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based on managements’ current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this release include statements about future financial and operating results and intentions of Photo Therapeutics Limited, Photo Therapeutics, Inc. and PhotoMedex, Inc., as well as the proposed acquisition, and its financing of Photo Therapeutics Limited and Photo Therapeutics, Inc. by PhotoMedex.

The following risks and factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: risk that the proposed acquisition and its proposed financing will not be consummated or will not be consummated during the fourth quarter of 2008; risk that Photo Therapeutics’ business may not be integrated successfully with that of PhotoMedex; that there will be substantial costs related to the proposed acquisition and its financing; risk of subsequent default and forced repayment under the convertible notes to be issued in the proposed financing if any breach occurs related to these convertible notes; failure by PhotoMedex to receive from its stockholders the necessary proxy approval for the third-party investment to finance the acquisition; risks relating to technology and product development, market acceptance, government regulation and regulatory approval processes, intellectual property rights and litigation, dependence on strategic partners, ability to obtain financing and meet competition.  Photo Therapeutics and PhotoMedex are under no obligation to (and expressly disclaim any such obligation to) update or alter these forward-looking statements, whether as a result of new information, future events or otherwise.

In connection with seeking stockholder approval of the proposed financing, PhotoMedex intends to file proxy materials and other relevant documents with the Securities and Exchange Commission. PhotoMedex’s stockholders, and especially those reading this release, are urged to read the proxy statement (and any other relevant documents filed) with the SEC when they become available, because they will contain important information about the proposed financing. PhotoMedex will mail the definitive proxy statement to its stockholders, who may also obtain free copies of the final proxy statement, as well as PhotoMedex’s other filings, without charge, at the SEC’s Web site (www.sec.gov) when they become available. Copies of the filings may also be obtained without charge from the Company by directing a request to: 147 Keystone Drive, Montgomeryville, Pennsylvania, 18936, Attention: General Counsel.

The directors, executive officers and other members of management and employees of PhotoMedex may be deemed under SEC rules to be participants, through this press release, in the solicitation of proxies from stockholders in respect of the proposed financing. Information regarding PhotoMedex’s directors and executive officers is available in the Company’s 2007 Annual Report on Form 10-K, filed with the SEC on March 17, 2008, as amended by the Company’s annual report on Form 10-K/A as filed with the SEC on May 8, 2008. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.